                                                                  Exhibit 10.2


                        PLEDGE AND SECURITY AGREEMENT


               THIS PLEDGE AND SECURITY AGREEMENT (the "Pledge Agreement"), dated as of August 15, 2001, is by and between Bruce Task ("Task"), an individual residing at 4 Longford Ct., Warren, NJ 07059 and The Princeton Review, Inc., a Delaware corporation having an address at 2315 Broadway, New York City, New York ("TPR").

                             W I T N E S S E T H:

               WHEREAS, contemporaneously herewith TPR is making a loan (the "Loan") to Task in an aggregate amount of up to five hundred thousand dollars ($500,000), the terms of which are set forth in a non-recourse promissory note, dated the date hereof (the "Note"); and

               WHEREAS, it is a condition precedent to TPR's obligation to make the Loan to Task that Task enter into this Pledge Agreement to provide TPR with the Shares as security for the payment of the obligations of Task to TPR under the Note.

               NOW, THEREFORE, in consideration of TPR's agreement to make the Loan to Task and in order to provide TPR with assurance of the payment of Task's obligations under the Note, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

               1. Defined Terms. As used in this Pledge Agreement the following terms shall have the following meanings:

                      "Collateral" means the Shares and all Proceeds.

                      "Proceeds" shall mean "proceeds" as such term is defined in Article 9 of the UCC and, in any event, shall mean and include, but not be limited to, the following at any time whatsoever arising or receivable: (i) whatever is received upon any collection, exchange, sale or other disposition of any of the Collateral and any property into which any of the Collateral is converted, whether cash or non-cash proceeds, (ii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Task from time to time with respect to any of the Collateral, (iii) any and all payments (in any form whatsoever) made or due and payable to Task from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color or governmental authority) and (iv) any and all other amounts from time to time paid, payable, distributed or distributable under or in connection with any of the Collateral.

                      "Shares" shall mean that number of shares of Class B non-voting common stock of TPR, or that number of shares of common stock of TPR issued upon conversion of Class B non-voting common stock, owned by Task with a Fair Market Value (as defined below) equal to 250% of the outstanding principal amount of the Loan as calculated on the date of the written request by Task for funds under the Loan.

                      "UCC" shall mean the Uniform Commercial Code as the same may be in effect in the State of New York from time to time.

               2. Grant and Perfection of Security Interest. To secure the Secured Obligations (as defined in Section 3 of this Pledge Agreement), Task hereby pledges to TPR the Shares, as set forth on Schedule I of this Agreement, and grants to TPR a first priority security interest in the Collateral. From time to time after the execution of this Agreement, Task shall execute such financing statements and other instruments and documents which, in the judgment of TPR, may be reasonably necessary, desirable or appropriate to perfect, record or evidence the security interest of TPR in the Collateral. Task hereby authorizes TPR to execute and file such financing statements, instruments and documents on behalf of Task as its attorney-in-fact. Task shall pay to TPR reasonable and customary costs and expenses (including, without limitation, filing fees and recording and stamp taxes) incurred in filing and recording such financing statements, instruments and documents as well as any such fees and taxes which may be imposed on or with respect to the Collateral or this Agreement.

               3. Secured Obligations. This Pledge Agreement secures, and the Collateral is collateral security for (i) the prompt payment in full when due, whether by acceleration or otherwise, of the principal of and interest on the Note, (ii) the performance of all obligations and liabilities of Task to TPR pursuant to the provisions of the Note and this Pledge Agreement and (iii) the payment of any costs and expenses in connection with collection or otherwise related to the Note or the Pledge Agreement. All such obligations are hereinafter collectively referred to as the "Secured Obligations."

               4. Delivery of Pledged Shares. Simultaneously with the execution of this Pledge Agreement Task shall deliver the certificates representing the Shares (the "Certificates") to TPR at such place as TPR shall reasonably request. Task hereby authorizes TPR to indicate in its stock records, or to cause TPR's registrar or stock-transfer agent to indicate in the records it maintains, that the Shares are subject to a security interest in favor of TPR.

               5. Non-Recourse. The Note and all Secured Obligations are non-recourse to Task. Notwithstanding any provision hereof or of the Note to the contrary, no deficiency or other judgment for payment of the principal or interest under the Note or any other amount payable under the Note or this Pledge Agreement shall be sought or entered by TPR against Task in any action to enforce the Note or this Pledge Agreement, provided, however, the foregoing shall not (a) release or impair the Secured Obligations or the lien of the security interest granted in this Pledge Agreement, (b) affect the rights and remedies of TPR under this Pledge Agreement, (c) prejudice the rights of TPR under



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



any other collateral instrument further securing the Secured Obligations, or
(d) release Task from any liability for fraud, misrepresentation or breach of
Section 9 of this Pledge Agreement. If, on the Maturity Date or Anniversary (as defined in the Note), the stock of Task constituting the Collateral may not be sold by Task pursuant to an effective registration statement under the Securities Act of 1933 or the provisions of Rule 144 under that act or as a result of any trading policy established by TPR, Task may either elect to delay any required payment hereunder until the sale of such stock is no longer restricted, or, by notice to TPR, may satisfy all Secured Obligations in full by relinquishing his rights in (a) the Collateral or (b) that portion of the Collateral (valued at Fair Market Value as of the Maturity Date or Anniversary, as applicable, as described below) necessary to satisfy such obligations, with the balance of the Collateral being forthwith assigned, transferred and delivered by TPR to Task. For all purposes under this Pledge Agreement and the Note, Fair Market Value of the Collateral shall be determined as follows: (a) if the stock of TPR is then listed on Nasdaq or a national securities exchange, the Fair Market Value of the stock of TPR shall be the average closing price of such stock as reported on Nasdaq or the applicable exchange for the 5 trading days preceding the date of the action which requires the determination of Fair Market Value under this Pledge Agreement (if the stock of TPR has been trading for fewer than 5 days, then the Fair Market Value will be based on the average closing price of all trading days preceding the date of such action) or (b) if the stock of TPR is not then traded on Nasdaq or a national securities exchange, the Fair Market Value will be the then applicable Agreed Value (as determined pursuant to the Stockholders' Agreement, dated April 1, 2000, among TPR and its stockholders).

               6. Representations and Warranties of Task. Task hereby represents and warrants to TPR as follows:

               (a) Task is the legal owner of the Shares, free and clear of any liens, claims or encumbrances whatsoever other than a Stockholders Agreement, dated as of April 1, 2000, by and among the Company and certain of its stockholders, and a Lockup Letter, dated as of August 7, 2000, by Task in favor of Chase Securities Inc. (the "Lockup Letter"), pursuant to which the Shares may not be sold for 180 days after the date of TPR's final prospectus for its planned initial public offering, and the lien and security interest created by this Pledge Agreement.

               (b) Task has full power, authority and legal right to pledge and grant a first priority security interest in all the Collateral to TPR pursuant to this Pledge Agreement.

               (c) This Pledge Agreement has been duly and validly executed and delivered by Task and constitutes the legal and valid obligation of Task, enforceable against Task in accordance with its terms.

               (d) No notice by Task to any governmental authority or regulatory body or filing by Task with any governmental authority or regulatory body is required, nor is Task required to obtain any consent, authorization, approval or other action by any governmental authority or regulatory body, for (i) the execution, delivery or performance of this Pledge Agreement by Task, (ii) the grant by Task of a security interest in the Collateral pursuant to this Pledge Agreement or (iii) the exercise by TPR of the rights provided for in this Pledge Agreement, except for filings required to reflect changes in beneficial ownership required under Section 16 of the Securities Exchange Act of 1934, as amended, and except for the filing of a financing statement in the appropriate jurisdictions to record the security interest created hereby.

               (e) The execution of this Pledge Agreement and the delivery of the Certificates to TPR pursuant to this Pledge Agreement create a valid and perfected first priority security interest in the Collateral in favor of TPR securing the payment of the Secured Obligations (assuming the filing of a financing statement in the appropriate jurisdictions to record the security interest created hereby).

               7. Further Assurances. Task agrees that at any time and from time to time Task will promptly execute and deliver all such further instruments and documents and take all such further actions, as may be necessary or as TPR may reasonably request, in order further to perfect and protect the security interest in the Collateral in favor of TPR granted or purported to be granted pursuant to this Pledge Agreement and to enable TPR to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

               8. Income, Dividends, Distributions or Other Payment. As long as no Event of Default (as defined in the Note) shall have occurred and be continuing, Task shall be entitled to receive and retain any and all regular cash dividends paid on or with respect to the Collateral. Upon the occurrence and during the continuance of an Event of Default, all rights of Task to receive such dividends which Task would otherwise be authorized to receive and retain pursuant to this Section 8 shall cease and all such rights shall thereupon become vested in TPR which shall thereafter have the sole right to receive and hold as Collateral such dividends during the continuance of such Event of Default. All regular cash dividends which are received by Task contrary to the provisions of this Section 8 and all other dividends or other distributions paid on or with respect to the Collateral during the term of this Pledge Agreement (including, without limitation, extraordinary cash dividends and dividends in the form of property other than cash) shall be received by Task in trust for the benefit of TPR, shall be segregated from other funds of Task and shall immediately be paid over to TPR as Collateral in the same form as so received (with any necessary endorsement). In order to permit TPR to receive the dividends and other distributions paid on or with respect to the Collateral which it is authorized to receive and retain pursuant to this Section 8, Task shall, if necessary, upon written request of TPR, from time to time execute and deliver (or cause to be executed and delivered) to TPR all such payment orders and other instruments as TPR may reasonably request.

               9.     Transfer and Other Liens. Task agrees that he will not
(a) sell or otherwise dispose of any of the Collateral or (b) create or permit to exist any lien, security interest, charge or other encumbrance upon or with respect to any of the

Collateral, except for the Lockup Letter and the lien and security interest granted under this Pledge Agreement. Any such lien, security interest, charge or other encumbrance shall be null and void and of no force or effect whatsoever.

               10.    Remedies Upon Default.


               10.1 Upon the occurrence of an Event of Default (as defined in the Note), TPR will give Task 30-days' written notice of any intent to exercise or pursue the remedies provided hereunder. If such Event of Default is not cured by Task within 5 business days of his receipt of written notice from TPR, then TPR shall have 60 days after Task's failure to cure such Event of Default to exercise or pursue its rights and remedies under this Section 10 for such Event of Default. TPR shall have all of the default rights, powers and remedies of a secured party under Section 9-501 et seq. of the UCC, all of the rights, powers and remedies available at law or in equity for the enforcement of the Secured Obligations and the realization of the benefits of this Agreement and the Collateral, and all of the following rights, powers and remedies:

               (a) to declare all of the Secured Obligations to be immediately due and payable;

               (b) to take immediate possession of the Collateral and sell, at public or private sale or sales, lease, assign, collect, transfer or otherwise dispose of it or realize upon it, provided that TPR shall sell or dispose of only that portion of the Collateral necessary to fulfill the Secured Obligations;

               (c) to exercise and enforce all of the rights and powers and pursue all of the remedies of Task in respect of the Collateral;

               (d) to settle, adjust or compromise any claim or dispute in respect of the Collateral; and

               (e) to settle, adjust or compromise the Secured Obligations, provided that TPR will not forgive the Loan or any amount due TPR under this Agreement without the prior consent of Task.

               10.2 TPR may apply all amounts actually realized by it resulting from the exercise of any right or power or the pursuit of any remedy after an Event of Default in such manner and in such order of priority as TPR in its sole discretion may determine.

               10.3 Any and all sales or other dispositions of the Collateral by TPR shall not be at a price that is below the Fair Market Value of the Collateral calculated as of the date of the Event of Default prompting such sale or disposition. TPR or any nominee of TPR may be the purchaser, assignee or transferee of all or any part of the Collateral.


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

               10.4 Task shall pay, immediately upon demand therefor, all reasonable and customary costs and expenses (including counsel fees and expenses) incurred by TPR in seeking to exercise any right or power or to pursue any remedy in any manner relating to the Collateral or this Agreement together with simple interest thereon at the rate of twelve percent (12%) per annum from the date incurred to the date paid by Task. The liability of Task arising under this Section 10.4 is without recourse to Task and shall be included within the Secured Obligations secured by the Collateral.

               11. No Waiver. No failure on the part of TPR to exercise, no course of dealing with respect to and no delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by TPR of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are to the fullest extent permitted by law cumulative and are not exclusive of any other remedies provided by law.

               12. Amendments. No amendment or waiver of any provision of this Pledge Agreement or consent to departure therefrom shall be effective unless agreed to in writing by Task and TPR in the case of an amendment or by TPR in the case of a waiver or consent to departure therefrom.

               13.    Termination of Security Interest and Release.

               (a) When all Secured Obligations have been paid in full, this Pledge Agreement shall terminate and TPR shall forthwith assign, transfer and deliver to or on the order of Task, against receipt and without recourse to TPR, such of the Collateral as shall not have been released, sold or otherwise applied pursuant to the terms hereof.

               (b) Task shall at all times retain the right to sell shares represented by the Collateral, provided that the net proceeds from such sales are used to prepay the Loan, and also provided that such sales are in accordance with the provisions of the Stockholders Agreement and any applicable underwriters' lock-up or similar agreements. TPR will release its security interest in the Collateral to the extent necessary to permit any such sales.

               14. Addresses for Notices. All notices, requests, demands or other communications to or from TPR or Task shall be in writing and shall be deemed to have been duly given and made on the date when signed for or not accepted following deposit in the mail if sent postage prepaid by certified mail, return receipt requested, on the next business day following delivery to the delivery service if sent by a recognized overnight delivery service (with charges prepaid) or when received if delivered by hand. Any such notice, request, demand or communication shall be addressed or delivered as follows, or to such other addresses as the parties may designate by like notice:


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

        If to Task:

               Bruce Task
               4 Longford Ct.
               Warren, NJ  07059

        If to TPR:

               The Princeton Review, Inc.
               2315 Broadway
               New York, New York  10024
               Attn: John S. Katzman

               with a copy to:

               Patterson, Belknap, Webb & Tyler LLP
               1133 Avenue of the Americas
               New York, New York  10036
               Attention: Peter J. Schaeffer, Esq.

               14. Continuing Security Interest. This Pledge Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of all Secured Obligations, be binding upon Task and his heirs, executors, administrators, successors and assigns and inure, together with the rights and remedies of TPR hereunder, to the benefit of TPR and each of its successors, transferees and assigns.

               15. Governing Law. This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the choice of law provisions thereof. Venue in any action or proceeding arising out of or relating to this Pledge Agreement shall be in any state or federal court sitting in New York, New York, and Task hereby irrevocably waives any objection he may have to the laying of venue of any such action or proceeding in any such court and any claim he may have that any such action or proceeding has been brought in an inconvenient forum. A final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

               16. Attorney-in-Fact. Task hereby appoints TPR as Task's attorney-in-fact and proxy for the purpose of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument which TPR may reasonably deem necessary or advisable to accomplish the purposes hereof. The foregoing power of attorney is coupled with an interest and shall be irrevocable prior to payment in full of the Secured Obligations. TPR shall give Task prior written notice of any actions taken by TPR as attorney-in-fact for Task.

               IN WITNESS WHEREOF, Task and TPR have caused this Pledge and Security Agreement to be executed as of the day and year first above written.

THE PRINCETON REVIEW, INC.


By:     /s/ John Katzman                           /s/ Bruce Task
     -------------------------------        ----------------------------------
     John Katzman                                  Bruce Task
     Chief Executive Officer



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


                                  SCHEDULE I

                                PLEDGED EQUITY



                                                       NUMBER OF      CERTIFICATE
                                                       --------       -----------
             ISSUER                TYPE OF SECURITY      SHARES          NUMBER          DATE
             ------                ----------------      ------          ------          ----
   The Princeton Review, Inc.        Common Stock       120,750            *               *




* Certificate number to be provided at a later date. These shares are currently represented by certificate number CB 19 representing 257,970 shares of common stock. These shares will be represented by a new certificate issued upon exchange of certificate CB 19.




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